                                                                   EXHIBIT 10.36

                                                                       7/23/2004
                                                                   UGI Employees

                                 UGI CORPORATION
                      2004 OMNIBUS EQUITY COMPENSATION PLAN
                     NONQUALIFIED STOCK OPTION GRANT LETTER

      This STOCK OPTION GRANT, dated as of January 1, 2004 (the "Date of Grant"), is delivered by UGI Corporation ("UGI") to _____________ (the "Participant").

                                    RECITALS

      The UGI Corporation 2004 Omnibus Equity Compensation Plan (the "Plan") provides for the grant of options to purchase shares of common stock of UGI. The Compensation and Management Development Committee of the Board of Directors of the Company (the "Committee") has decided to make a stock option grant to the Participant.

      NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Grant Letter and in the Plan, the Committee hereby grants to the Participant a nonqualified stock option (the "Option") to purchase ______ shares of common stock of UGI ("Shares") at an exercise price of $33.97 per Share. The Option shall become exercisable according to Paragraph 2 below.

2. Exercisability of Option. The Option shall become exercisable on the following dates, if the Participant is employed by, or providing service to, the Company (as defined below) on the applicable date:

                         Shares for Which the
      Date              Option is Exercisable
      ----              ---------------------
January 1, 2005                33 1/3%
January 1, 2006                33 1/3%
January 1, 2007                33 1/3%

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

3. Term of Option.

      (a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period (5:00 p.m. EST on December 31, 2013), unless it is terminated at an earlier date pursuant to the provisions of this Grant Letter or the Plan.

      (b) If the Participant ceases to be employed by, or provide service to, the Company, the Option will terminate on the date the Participant ceases such employment or service. However, if the Participant ceases to be employed by, or provide service to, the Company by reason of (i) Termination without Cause, (ii) Retirement (as defined below), (iii) Disability (as defined below), or (iv) death, the Option held by the Participant will thereafter be exercisable pursuant to the following terms:

            (i) Termination Without Cause. If the Participant terminates employment or service on account of a Termination without Cause, the Option will thereafter be exercisable only with respect to that number of Shares with respect to which the Option is already exercisable on the date the Participant's employment or service terminates. Such portion of the Option will terminate upon the earlier of the expiration date of the Option or the expiration of the 13-month period commencing on the date the Participant ceases to be employed by, or provide service to, the Company.

            (ii) Retirement. If the Participant ceases to be employed by, or provide service to, the Company on account of Retirement, the Option will thereafter become exercisable as if the Participant had continued to provide service to the Company for 36 months after the date of such Retirement. The Option will terminate upon the earlier of the expiration date of the Option or the expiration of such 36-month period.

            (iii) Disability. If the Participant ceases to be employed by, or provide service to, the Company on account of Disability, the Option will thereafter become exercisable as if the Participant had continued to provide service to the Company for 36 months after the date of such termination of employment or service. The Option will terminate upon the earlier of the expiration date of the Option or the expiration of such 36-month period.

            (iv) Death. In the event of the death of the Participant while employed by, or providing service to, the Company, the Option will be fully and immediately exercisable and may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 12-month period following the Participant's death. Death of the Participant after the Participant has ceased to be employed by, or provide service to, the Company will not affect the otherwise applicable period for exercise of the Option determined pursuant to subsections (i), (ii) or
      (iii) above. After the Participant's death, the Participant's Option may be exercised by the Participant's estate.

4. Exercise Procedures.

      (a) Subject to the provisions of Paragraphs 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving UGI irrevocable written notice of intent to exercise on a form provided by UGI and delivered in the manner provided in Section 13 below. Payment of the exercise price and any applicable withholding taxes must be made prior to issuance of the Shares. The Participant shall pay the exercise price (i) in cash, (ii) by delivering Shares (or by attestation to ownership of Shares), which shall be valued at their fair market value on the date of delivery, which shall have been held by the Participant for at least six months, and which shall have a fair market value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures acceptable to the Committee and permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Committee may approve. The Committee may impose such limitations as it deems appropriate on the use of Shares to exercise the Option.

      (b) The obligation of UGI to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as UGI's counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. UGI may require that the Participant (or other person exercising the Option after the Participant's death) represent that the Participant is purchasing Shares for the Participant's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as UGI deems appropriate.

      (c) All obligations of UGI under this Grant Letter shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

5. Definitions. Whenever used in this Grant Letter, the following terms shall have the meanings set forth below:

      (a) "Company" means UGI and its Subsidiaries (as defined in the Plan).

      (b) "Disability" means a long-term disability as defined in the Company's long-term disability plan applicable to the Participant.

      (c) "Employed by, or provide service to, the Company" shall mean employment or service as an employee or director of the Company.

      (d) "Retirement" means the Participant's retirement under the Retirement Income Plan for Employees of UGI Utilities, Inc., if the Participant is covered by that Retirement Income Plan. "Retirement" for other Company employees means termination of employment after attaining age 55 with ten or more years of service with the Company.

      (e) "Termination without Cause" means termination of employment for the convenience of the Company for any reason other than (i) misappropriation of funds, (ii) habitual insobriety or substance abuse, (iii) conviction of a crime involving moral turpitude, or (iv) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company. The Committee may determine in its sole discretion whether, and under what circumstances, the Participant's voluntary termination upon a significant reduction in the Participant's duties and responsibilities will constitute a Termination without Cause for purposes of the Grant Letter.

6. Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

7. Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant's lifetime and, after the Participant's death, the Option shall be exercisable by the Participant's estate, to the extent that the Option is exercisable pursuant to this Grant Letter.

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan and the Terms and Conditions established by the Committee with respect to the Plan, both of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan and the Terms and Conditions. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9. No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant's employment or service at any time. The right of the Company to terminate at will the Participant's employment or service at any time for any reason is specifically reserved.

10. No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant's rights in the event of the Participant's death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11. Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates.

12. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

13. Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI's headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

      IN WITNESS WHEREOF, UGI has caused its duly authorized officers to execute and attest this Grant Letter, and the Participant has executed this Grant Letter, effective as of the Date of Grant.

                                     UGI Corporation

Attest

________________________________     By:________________________________________
Corporate Secretary                         Robert H. Knauss
                                            Vice President and General Counsel

I hereby acknowledge receipt of the Plan and the Terms and Conditions incorporated herein. I accept the Option described in this Grant Letter, and I agree to be bound by the terms of the Plan, including the Terms and Conditions, and this Grant Letter. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding on me and any other person having or claiming a right under this Grant.

_________________
Participant